                                                                    Exhibit 3(a)

                       PRINCIPAL UNDERWRITING AGREEMENT
                       --------------------------------

     THIS AGREEMENT is effective on the 24th day of July, 2000 among LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK ("LNY"), a life insurance company organized under the laws of the State of New York on behalf of itself and LINCOLN LIFE & ANNUITY VARIABLE ANNUITY ACCOUNT H OF LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK ("Separate Account"), a separate account established by LNY pursuant to the New York Insurance Law and AMERICAN FUNDS DISTRIBUTORS, INC. ("AFD"), a corporation organized under the laws of the State of California.

WITNESSETH:

     WHEREAS, LNY proposes to issue to the public certain variable annuity contracts ("Contracts") and has, by resolution of its Board of Directors on July 24, 1996, and by directive of its President on July 24, 1996, authorized the creation of a segregated investment account in connection therewith; and

     WHEREAS, LNY has established the Separate Account for the purpose of issuing the Contracts and has registered the Separate Account with the Securities and Exchange Commission ("Commission") as a unit investment trust under the Investment Company Act of 1940; and

     WHEREAS, the Contracts to be issued by LNY are registered with the Commission for offer and sale to the public, and otherwise are in compliance with all applicable laws; and

     WHEREAS, AFD is a broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc., and proposes to form a selling group for the distribution of said Contracts; and

     WHEREAS, LNY desires to obtain the services of AFD as principal underwriter of the Contracts issued by LNY through the Separate Account;

     NOW THEREFORE, in consideration of the foregoing, and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, LNY, the Separate Account and AFD hereby agree as follows:

Duties of AFD

     1. AFD will form a selling group consisting of broker-dealers appointed by LNY to distribute the Contracts which are issued by LNY through the Separate Account and are registered with the Commission for offer and sale to the public.

     2. AFD will enter into and maintain a dealer agreement with each broker-dealer joining such selling group ("member"); an executed copy of each will be provided to LNY. Any such dealer agreement expressly will be made subject to this Agreement. Any such dealer agreement will provide: (i) that each member will distribute the Contracts only in those jurisdictions in which the Contracts are registered or qualified for sale and only through duly licensed registered representatives of members who are fully licensed with LNY to sell the Contracts in the applicable jurisdiction(s); (ii) that all applications and initial and subsequent payments under the Contracts collected by the member will be remitted promptly by the member to LNY at such address as it may from time to time designate; and (iii) that each member will comply with all applicable federal and state laws, rules and regulations.

     3. AFD will use reasonable efforts to provide information and marketing assistance to the members, including preparing and providing members with advertising materials and sales literature, and providing members with current Prospectuses of the Contracts and of American Variable Insurance Series (the "Series"). AFD will use reasonable efforts to ensure that members deliver only the currently effective Prospectuses of the Contracts and the Series. AFD and LNY will cooperate in the development of advertising and sales literature, as requested. AFD will deliver to members, and use reasonable efforts to ensure that members use, only sales literature and advertising material which conforms to the requirements of federal and state laws and regulations and which has been authorized by LNY and AFD. AFD will be responsible for filing sales literature and advertising material, where necessary, with appropriate securities regulatory authorities, including the National Association of Securities Dealers, Inc. AFD will not distribute any Prospectus, sales literature, advertising material or any other printed matter or material relating to the contracts or the Series if, to its knowledge, any of the foregoing misstates the duties, obligations or liabilities of LNY or AFD.

     4. AFD shall not be responsible for (i) taking or transmitting applications for the Contracts; (ii) examining or inspecting risks or approving, issuing or delivering Contracts; (iii) receiving, collecting or transmitting premium payments; (iv) assisting in the completion of applications for contracts; (v) paying sales commissions to licensed broker-dealers and insurance agents; and (vi) otherwise offering and selling Contracts directly to the public.

     5. AFD will bear all its expenses of providing services under this Agreement, including the cost of preparing, printing and mailing advertising and sales literature, and the cost of printing and mailing Series and Contract Prospectuses which are used for sales purposes, except that AFD shall not bear the expenses of registering and qualifying shares for Contracts for sale under federal and state laws and expenses of preparing, printing and mailing Prospectuses, proxies and shareholder reports to the extent authorized by law. It is understood that LNY will not be required to bear the cost of preparing, printing and mailing Series Prospectuses.

     6. AFD will furnish to LNY such information with respect to the Series in such form and signed by such of its officers as LNY may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. AFD will advise LNY immediately of: (a) any request by the Commission (i) for amendment of the registration statement relating to the Contracts or the Series or (ii) for additional information; (b) the issuance by the commission of any stop order suspending the effectiveness of the registration statement of the Contracts or the Series or the initiation of any proceedings for that purpose; (c) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Series of which it becomes aware; or (d) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Contracts or the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

     7. AFD will use reasonable efforts to have the Series register for sale under the Securities Act of 1933 and, as required, under state securities laws, from time to time as necessary, such additional shares of the Series as may reasonably be necessary for use as the funding vehicle for the Contracts.

Duties of LNY
-------------

     8. LNY or its agent will receive and process applications and premium payments in accordance with the terms of the Contracts and the current Prospectuses. All applications for Contracts are subject to acceptance or rejection by LNY in its sole discretion. LNY will inform AFD of any such rejection and the reason therefor.

     9. LNY will be responsible for filing the Contracts, applications, forms, sales literature and advertising material, where necessary, with appropriate insurance regulatory authorities.

     10. LNY will furnish to AFD such information with respect to the Separate Account and the Contracts in such form and signed by such of its officers as AFD may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. LNY will advise AFD immediately of: (a) any request by the Commission (i) for amendment of the registration statement relating to the Contracts or the Series or (ii) for additional information; (b) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement of the Contracts or the Series or the initiation of any proceedings for that purpose; (c) the institution of any proceeding, investigation, hearing or other action involving the offer or sale of the Contracts or the Series of which it becomes aware; (d) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Contracts or the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

     11. LNY will use reasonable efforts to register for sale, from time to time as necessary, additional dollar amounts of the Contracts under the Securities Act of 1933, and, should it ever be required, under state securities laws and to file for approval under state insurance laws when necessary and will maintain the Investment Company Act of 1940 registration of the Separate Account.

     12. LNY will pay to members of the selling group such commissions as are from time to time approved by LNY and set forth in dealer agreements. Such dealer agreements shall provide for the return of sales commissions by the members to LNY if the Contracts are tendered for redemption to LNY in accordance with the "free look" provision in the Contract.

     13. LNY will bear its expenses of providing services under this Agreement, including the cost of preparing (including typesetting costs), printing and mailing Prospectuses of the Contracts to Contract owners, expenses and fees of registering or qualifying the Contracts and the Separate Account under federal or state laws, and any direct expenses incurred by its employees in assisting AFD in performing its duties hereunder. LNY will pay to AFD such remuneration for its services and for the services of its salaried employees, and such reimbursement for its charges and expenses, as may be contained in such schedule of remuneration as may be adopted and appended to this Agreement from time to time. (See Schedule A - Commissions to Members and Remuneration to AFD.) Said Schedule A may be amended from time to time by the mutual written consent of the undersigned parties; except that AFD may alter the ratio of commissions paid to dealers and remuneration paid to AFD as set forth in paragraph 26 of this Agreement. LNY will be responsible for paying all state appointing fees and associated renewal fees incurred to enable members to sell the Contracts, except with respect to paying appointment fees for "non-producers." In the event LNY determines to stop paying the appointment fees for a non-producer, AFD shall be given the opportunity to pay such fees.

     14. Compensation shall be paid in accordance with Schedule A which is attached to, and hereby incorporated into, this Agreement; provided, however, that LNY shall not be obligated to pay servicing fees or trail commissions to members in the event that LNY has not received, or is no longer eligible to receive, payments under the plan of distribution adopted by the Class 2 Shares of the Funds of the American Variable Insurance Series pursuant to rule 12b-1 under the Investment Company Act of 1940.

Warranties
----------

     15. LNY represents and warrants to AFD that: (i) a registration statement under the Securities Act of 1933 (File No. 333-38007 for American Legacy III and File No. 333-38270 for American Legacy III C-Share) and under the Investment Company Act of 1940 (File No. 811-08441) on Form N-4 with respect to the Contracts and Separate Accounts has been filed with the Commission in the form previously delivered to AFD, and copies of any and all amendments thereto will be forwarded to AFD at the time that they are filed with the Commission; (ii) the registration statement and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to LNY by AFD expressly for use therein; (iii) LNY is validly existing as a stock life insurance company under the laws of the State of New York, with power (corporate or other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified for the transaction of business under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification; (iv) the Contracts to be issued through the Separate Account have been duly and validly authorized and, when issued and delivered against payment therefor as provided in the Prospectuses and in the Contracts, will be duly and validly issued and will conform to the description of such Contracts contained in the Prospectuses relating thereto; (v) LNY will not pay commissions to persons who, to the best of LNY's knowledge, are not appropriately licensed in a manner as to comply with the state insurance laws; (vi) the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which LNY is a party or by which LNY is bound, LNY's Charter as a stock life insurance company or By-Laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over LNY or any of its properties; and no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained by the effective date of this Agreement is required for the consummation by LNY of the transactions contemplated by this Agreement; (vii) there are no material legal or governmental proceedings pending to which LNY or the Separate Account is a party or of which any property of LNY or the Separate Account is the subject, other than as set forth in the Prospectus relating to the Contracts, and other than litigation incident to the kind of business conducted by LNY which, if determined adversely to LNY, would not individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of LNY; and (viii) any information furnished in writing by LNY to AFD for use in the registration statement of the Series will not result in the registration statement's failing to conform in all respects to the requirements of the Securities Act of 1933 and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     16. AFD represents and warrants to LNY that: (i) a registration statement under the Securities Act of 1933 (File No. 2-86838), and under the Investment Company Act of 1940 (File No. 811-3857) with respect to American Variable Insurance Series has been filed with the Commission in the form previously delivered to LNY, and copies of any and all amendments thereto will be forwarded to LNY at the time that they are filed with the Commission; (ii) the Series' registration statement and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to AFD by LNY expressly for use therein; (iii) the performance of its duties under this Agreement by AFD will not result in a breach or violation of any of the terms or provisions or constitute a default under any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which AFD is a party or by which AFD is bound, the Certificate of Incorporation or By-Laws of AFD, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over AFD or its property; and (iv) any information furnished in writing by AFD to LNY for use in the registration statement for the Contracts will not result in the registration statement's failing to conform in all respects to the requirements of the Securities Act of 1933 and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (v) it is a broker-dealer duly registered with the Commission pursuant to the Securities Exchange Act of 1934 and a member in good standing of the National Association of Securities Dealers, Inc. and is in compliance with the securities laws in those states in which it conducts business as a broker-dealer; (vi) it will use reasonable efforts to ensure that no offering, sale or other disposition of the Contracts will be made until it has been notified by LNY that the subject registration statements have been declared effective and the Contracts have been released for sale by LNY, and that such offering, sale or other disposition shall be limited to those jurisdictions that have approved or otherwise permit the offer and sale of the Contracts by LNY; and (vii) it will comply with the requirements of state broker-dealer regulations and the Securities Exchange Act of 1934 as each applies to AFD and shall conduct its affairs in accordance with the Conduct Rules of the National Association of Securities Dealers, Inc.

Miscellaneous
-------------

     17. AFD makes no representation or warranty regarding the number of Contracts to be sold by licensed broker-dealers and insurance agents or the amount to be paid thereunder. AFD does, however, represent that it will actively engage in its duties under this Agreement on a continuous basis while the Agreement is in effect and there is an effective registration of the Contracts and of the Series, or its successor, with the Commission.

     18. AFD may act as principal underwriter, sponsor, distributor or dealer for issuers other than LNY or its affiliates in connection with mutual funds or insurance products.

     LNY may issue through any broker-dealer any insurance contract; however, LNY will not enter into any agreement with any other organization for the purpose of distributing the Contracts.

     It is understood that shares of American Variable Insurance Series may be sold to fund insurance contracts of issuers other than LNY or its affiliates or to other shareholders in accordance with Internal Revenue Code Section 817(h) and the regulations thereunder.

     19. Nothing in this Agreement shall obligate LNY to appoint any member or registered representative of a member its agent for purposes of the distribution of the Contracts. Nothing in this Agreement shall be construed as requiring AFD to effect sales of the Contracts directly to the public or to act as an insurance agent or insurance broker on behalf of LNY for purposes of state insurance laws.

     20. AFD agrees to indemnify LNY (or any control person, shareholder, director, officer or employee of LNY) for any liability incurred (including costs relating to defense of any action) arising out of any AFD act or omission relating to (i) rendering services under this Agreement or (ii) the purchase, retention or surrender of a Contract by any person or entity; provided, however that indemnification will not be provided hereunder for any such liability that results from the willful misfeasance, bad faith or gross negligence of LNY or from the reckless disregard by LNY of the duties and obligations arising under this Agreement.

     21. LNY agrees to indemnify AFD (or any control person, shareholder, director, officer or employee of AFD) for any liability incurred (including costs relating to defense of any action) arising out of any LNY act or omission relating to (i) rendering services under this Agreement or (ii) the purchase, retention or surrender of a Contract by any person or entity; provided, however, that indemnification will not be provided hereunder for any such liability that results from the willful misfeasance, bad faith or gross negligence of AFD or from the reckless disregard by AFD of the duties and obligations arising under this Agreement.

     22. This Agreement will terminate automatically upon its assignment, as that term is defined in the Investment Company Act of 1940. The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate, without the payment of any penalty by either party:
(a) at the option of LNY upon six months' advance written notice to AFD; or (b) at the option of AFD upon six months' advance written notice to LNY; or (c) at the option of LNY upon institution of formal proceedings against AFD by the National Association of Securities Dealers, Inc. or by the Commission; or (d) at the option of AFD upon the institution of formal proceedings against LNY by the Department of Insurance of a State; or (e) as otherwise provided in the Investment Company Act of 1940.

     23. Each notice required by this Agreement shall be given in writing and delivered by certified mail-return receipt requested to the following addresses:

                   LNY:
                   Troy D. Panning
                   Second Vice President
                   Lincoln Life & Annuity Company of New York
                   120 Madison Street, Suite 1700
                   Syracuse, New York 13202

                   AFD:
                   John O. Post, Jr.
                   Vice President
                   American Funds Distributors, Inc.
                   333 South Hope Street, 55th Floor
                   Los Angeles, CA 90071

Either party may change its address for notice by written notice to the other party.

     24. This Agreement shall be subject to the laws of the State of New York and construed so as to interpret the Contracts as insurance products written within the business operation of LNY.

     25. This Agreement covers and includes all agreements, oral and written (expressed or implied) between LNY and AFD with regard to the marketing and distribution of the Contracts, and supersedes any and all Agreements between the parties with respect to the subject matter of this Agreement; except that this Agreement shall not affect the operation of any previous agreements entered into between LNY and AFD unrelated to the subject matter of this Agreement.

     26. This Agreement, along with any Schedules attached hereto and incorporated herein by reference, may be amended from time to time by the mutual agreement and consent of the undersigned parties, provided such amendment be in writing and duly executed; except that with respect to any Schedule A, AFD in its sole discretion, may alter upon written notice to LNY the ratio of member commissions paid to remuneration paid to AFD. AFD agrees to reimburse LNY any remuneration previously received to the extent necessary to pay additional commissions to members due to a retroactive change of this ratio.

     27. LNY shall make available to AFD for distribution through an AFD-formed selling group, at AFD's option, any variable contract type or variable contract feature issued by LNY through broker-dealers on the same terms and conditions. LNY shall make available to AFD any proposed variable contract type to be issued through broker-dealers prior to introduction. AFD shall use its best efforts to provide wholesaler support for the Contract and any successor contracts as long as this Agreement, as amended, or similar agreement is in effect that is at least comparable to the level of support provided by AFD for non-Lincoln contracts.

     IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed and attested as follows:

                           Lincoln Life & Annuity Company of New York on behalf of itself and Lincoln Life & Annuity Variable Annuity Account H of Lincoln Life & Annuity
                           Company of New York


Attest:

/s/                        By:
   --------------------       ---------------------------


                           American Funds Distributors, Inc.

Attest:

/s/
  ---------------------    ---------------------------------

                                 SCHEDULE A-I
                                 ------------
                COMMISSIONS TO MEMBERS AND REMUNERATION TO AFD
                ----------------------------------------------


1. All Sales of American Legacy III Contracts ("Contracts")
   ------------------------------------------------------

     a) LNY will make direct payment of commissions to members and remuneration to AFD with respect to all sales of the Contracts according to the schedule set forth below. Where state law prohibits direct payment to AFD, payment will be made in accordance with the applicable state law.

        LNY will pay AFD 0.65% on all purchase payments made to Contracts and will pay AFD an additional 0.25% on all purchase payments made to Contracts for which the member does not qualify for the 0.25% sales volume allowance described below.

        LNY will pay commissions and continuing compensation to members as specified below based on the compensation option chosen by the member for a particular Contract.


        Contracts with owners under age 81 at the time the purchase payment is made.

 Option         Commission as Percentage of   Annual Service   Annual Service
Schedule             Purchase Payment         Fee Years 2-7     Fee Years 8+
--------        ---------------------------   --------------   --------------

Standard                   4.75%                  0.25%            0.40%

   1                       6.00%                  None             0.25%

   2                       5.10%                  0.25%            0.25%

   3                       0.75%*                 0.25%            0.25%

* LNY will also pay a 0.75% annual continuing commission on Schedule (3).

Additional deposits made at or after age 81 and before age 86 to Contracts issued before age 81.

 Option         Commission as Percentage of   Annual Service   Annual Service
Schedule             Purchase Payment         Fee Years 2-7     Fee Years 8+
--------        ---------------------------   --------------   --------------

Standard                   2.25%                  0.25%           0.40%

   1                       3.00%                   None           0.25%

   2                       2.25%                  0.25%           0.25%

   3                       0.65%*                 0.25%           0.25%

* LNY will also pay a 0.65% annual continuing commission on Schedule (3).


Newly-established Contracts with owner issue age at or after age 81 and before age 86.

 Option         Commission as Percentage of   Annual Service   Annual Service
Schedule             Purchase Payment         Fee Years 2-7     Fee Years 8+
--------        ---------------------------   --------------   --------------

Standard                   2.25%                  0.25%            0.25%

   1                       3.00%                   None            0.25%

   2                       2.25%                  0.25%            0.25%

   3                       0.65%*                 0.25%            0.25%

* LNY will also pay a 0.65% annual continuing commission on Schedule (3).

Additional deposits made at or after age 86 to Contracts issued before age 86


 Option         Commission as Percentage of   Annual Service   Annual Service
Schedule             Purchase Payment         Fee Years 2-7     Fee Years 8+
--------        ---------------------------   --------------   --------------

Standard                 1.60%                   0.25%            0.25%

   1                     2.00%                   None             0.25%

   2                     1.60%                   0.25%            0.25%

   3                     None*                   0.25%            0.25%

* LNY will pay a 0.65% annual continuing commission on additional purchase payments after age 86 under Schedule (3).


Newly established Contracts with owner issue age at or after age 86

 Option         Commission as Percentage of   Annual Service   Annual Service
Schedule             Purchase Payment         Fee Years 2-7     Fee Years 8+
--------        ---------------------------   --------------   --------------

Standard                   1.60%                 0.25%             0.25%

   1                       2.00%                  None             0.25%

   2                       1.60%                 0.25%             0.25%

   3                       0.50%*                0.25%             0.25%

* LNY will also pay a 0.55% annual continuing commission on Schedule (3).

The service fee and continuing commission will be paid at the end of each calendar quarter on the quarter ending account value less purchase payments made in the previous 84 months for schedule (1) and 15 months for schedules (2) and
(3). Service fee payments are subject to the continuation of the plan of distribution adopted by American Variable Insurance Series, which serves as the investment vehicle for American Legacy III, and such service fee payments may be varied or discontinued at any time. Service fees and continuing commissions will continue to be paid on a particular contract until the contract is surrendered or annuity benefits begin to be paid under an annuity option.

     b) LNY will pay an additional .25% sales volume allowance to members maintaining a sales volume of at least $7,500,000 in the American Legacy III and American Legacy III C-Share variable annuities in each calendar year. The allowance will be paid on all purchase payments received during the calendar year. Payments will be made to members each calendar quarter after the $7,500,000 sales level is attained. Members must attain the $7,500,000 sales volume each calendar year to qualify for additional allowance payments.

     c) For members reaching certain sales levels set by AFD and LNY from time to time, LNY will pay an additional 0.10% continuing commission on the value of all Contract purchase payments beginning in the second Contract year. This compensation will be paid at the end of each calendar quarter and will be calculated as follows: At the end of each calendar quarter, LNY will calculate and pay, for all eligible Contracts which have been in force for 15 months or more as of the last day of the quarter, an amount equal to 0.025% of the quarter ending account value less any deposits made in the previous 15 months. These continuing commissions are not paid on Contracts that have been annuitized.

2.   Annuitization
     -------------

     Upon annuitization of a Contract to which no surrender charges apply:

     (1) a continuing commission of 0.80% annually will be paid to members on statutory reserves for that portion of the Contract which has been annuitized on a variable basis and which remains annuitized on a variable basis (i.e. excluding any statutory reserves associated with post-annuitization transfers from a variable payout status to a fixed payout status). This amount will be based on the calendar end reserve amount and paid to members each calendar quarter; and/or

     (2) a one time commission of 3.00% will be paid to members on Contract value which has been annuitized on a fixed basis.

Upon annuitization of a Contract to which no surrender charges apply, LNY will pay AFD a commission of 0.90% on Contract value which has been annuitized on a fixed and/or variable basis.

                                 SCHEDULE A-II
                                 -------------

                COMMISSIONS TO MEMBERS AND REMUNERATION TO AFD
                ----------------------------------------------

2. All Sales of American Legacy III C-Share Contracts ("Contracts")
   ----------------------------------------------------------------

     a) LNY will make direct payment of commissions to members and remuneration to AFD with respect to all sales of the Contracts according to the schedule set forth below. Where state law prohibits direct payment to AFD, payment will be made in accordance with the applicable state law.

         LNY will pay AFD 0.65% on all purchase payments made to Contracts and will pay AFD an additional 0.25% on all purchase payments made to Contracts for which the member does not qualify for the 0.25% sales volume allowance described below.

         LNY will pay a commission of 1.75% to members on purchase payments made to Contracts with owners under age 81 at the time the purchase payment is made. LNY will pay a commission of 0.75% to members on purchase payments made to Contracts with owners age 81 or older at the time the purchase payment is made.

         Withdrawals of up to 10% of the account value or 10% of the deposits made to Contracts, whichever is greater, can be made each Contract year without resulting in a commission charge back. If withdrawals exceed this amount, the commissions on the excess amount will be charged back to dealers as follows: (a) 100% of the commissions paid on any deposits made within the last 12 months will be charged back first; then (b) 50% of the commissions paid on any deposits made thirteen to twenty-four months prior to the withdrawal will be charged back.

         In the event of a surrender or annuitization of a purchase payment within the first 12 months after it is received, dealers agree to reimburse LNY for the entire amount of the commission paid on such purchase payment. In the event of a surrender or annuitization of a purchase payment in the thirteenth month through the twenty-fourth month after it is received, dealers agree to reimburse LNY for one-half of the commission paid on such purchase payment. Purchase payments will be taken out on a first in, first out basis.

     b) LNY will pay an annual 0.75% continuing commission and a 0.25% annual service fee (1.00% in total) to members on the value of all Contract purchase payments beginning in the second Contract year. This compensation will be paid at the end of each calendar quarter and will be calculated as follows: At the end of each calendar quarter, LNY will calculate and pay, for all Contracts which have been in force for 15 months or more as of the last day of the quarter, an amount equal to 0.25% of the quarter ending account value less any deposits made in the previous 15 months. These continuing commissions are not paid on Contracts that have been annuitized.

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

     c) LNY will pay an additional annual 0.25% fee to members maintaining a sales volume of at least $7,500,000 in the American Legacy III and American Legacy III C-Share variable annuities in each calendar year. The allowance will be paid on all purchase payments received during the calendar year. Payments will be made to members every quarter after the $7,500,000 sales level is attained. Members must attain the $7,500,000 sales volume each calendar year to qualify for the additional allowance payments.

     d) For members reaching certain sales levels set by AFD and LNY from time to time, LNY will pay an additional 0.10% continuing commission on the value of all Contract purchase payments beginning in the second Contract year. This compensation will be paid at the end of each calendar quarter and will be calculated as follows: At the end of each calendar quarter, LNY will calculate and pay, for all eligible Contracts which have been in force for 15 months or more as of the last day of the quarter, an amount equal to 0.025% of the quarter ending account value less any deposits made in the previous 15 months. These continuing commissions are not paid on Contracts that have been annuitized.

2.   Annuitization
     -------------

     Upon annuitization of a Contract to which no surrender charges apply:

     (1) a continuing commission of 1.00% annually will be paid to members on statutory reserves for that portion of the Contract which has been annuitized on a variable basis and which remains annuitized on a variable basis (i.e. excluding any statutory reserves associated with post-annuitization transfers from a variable payout status to a fixed payout status). This amount will be based on the calendar end reserve amount and paid to members each calendar quarter; and/or

     (2) a one time commission of 3.00% will be paid to members on Contract value at the time they are annuitized on a fixed basis.

Upon annuitization of a Contract to which no surrender charges apply, AFD will receive a commission of 0.90% on Contract value which has been annuitized on a fixed and/or variable basis.

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